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Exhibit 23: Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports, dated January 24, 2005, in Form 10-K filing of the Peoples Financial Corporation.

/s/ Piltz, Williams, LaRosa & Co.

PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi
March 10, 2005